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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT


                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934



         Date of Report (Date of earliest event reported) June 14, 1996
                                                          -------------

                              ATC CAPITAL GROUP LTD.
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               (Exact Name of Registrant as Specified in Charter)




    Delaware                    33-8356-NY                      13-3356966
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(State or Other                (Commission                   (IRS Employer
Jurisdiction of                File No.)                     Identification No.)
Incorporation)




245 Park Avenue, 40th Fl., New York, NY                           10167
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(Address of Principal Executive Offices)                       (Zip Code)



Registrant's telephone number, including area code (212) 692-1852
                                                   --------------


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ITEM 2.           ACQUISITION OR DISPOSITION OF ASSETS.

                  On June 14, 1996, Registrant acquired all of the issued and outstanding capital stock (the "NetSafe Shares") of NetSafe, Inc., a Delaware corporation ("NetSafe"), from Registrant's controlling shareholder, International Finance Asia Limited ("IFAL"), a British Virgin Islands corporation, in exchange for 6,362,500 of Registrant's authorized but unissued shares of common stock, par value $.0002 per share (the "Common Stock"). Simultaneously, Registrant also acquired all of the issued and outstanding capital stock (the "Larisa Shares") of Larisa Trading Pte Limited, a corporation formed under the laws of Singapore ("Larisa"), from IFAL in exchange for an additional 6,362,500 of Registrant's authorized but unissued shares of Common Stock. As a result of the foregoing, the number of shares of Common Stock owned by IFAL increased to 15,100,000, representing approximately 94% of the total number of issued and outstanding shares of Common Stock.

                  Both NetSafe and Larisa were recently incorporated and neither has conducted any business or has any assets other than a license (each, a "License") from IFAL to use and commercially exploit throughout the United States and its possessions in the case of NetSafe and throughout the rest of the world in the case of Larisa, certain technology developed by IFAL, primarily computer software and other intellectual property rights, relating to the establishment of a secure automated financial exchange on open networks, including the Internet. Each License is perpetual and provides for the payment to IFAL of a royalty equal to one percent (1%) of the gross revenue received by NetSafe and Larisa from the use, distribution, sublicense or other commercial exploitation of the licensed technology up to a maximum of $500,000 per License.

                  As there has been no external market for the NetSafe Shares, the Larisa Shares or the License owned by each of NetSafe and Larisa, the consideration paid by Registrant for the NetSafe Shares and the Larisa Shares was arbitrarily determined by its Board of Directors taking into account, among other factors, the recent bid, asked and sale prices of the Common Stock, the historically low trading volume of the Common Stock, the large number of shares to be issued, that such shares are subject to both significant, contractual and statutory transfer restrictions, Registrant's lack of any business operations or assets and the unproven value of each License as well as the potential significant value thereof because of the current high interest in the Internet.


ITEM 7.           FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                  AND EXHIBITS

                  (a)      Financial Statements of Business Acquired.

                                    None required.

                  (b)      Pro Forma Financial Information

                                    None required.

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                  (c)      Exhibits.

                           (c)(1) - Stock Purchase Agreement, dated June 14, 1996, between International Finance Asia Limited and ATC Capital Group, Ltd.*

                           (c)(1) - Stock Purchase Agreement, dated June 14, 1996, between International Finance Asia Limited and ATC Capital Group, Ltd.*


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*        The Registrant shall furnish all omitted  schedules and exhibits to the
         Stock  Purchase   Agreements   described  above  upon  request  of  the
         Securities and Exchange Commission.



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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                     ATC CAPITAL GROUP LTD.



                                                     By:/s/Dennis Charter
                                                        ________________________
                                                        Dennis Charter,
                                                        Chairman

Date:  June 14, 1996

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